SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2005
Date of Report
 (Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 8.01. Other Events and Required FD Disclosure.

On April 4, 2005, RITA Medical Systems, Inc. (Nasdaq: RITA) announced the introduction of the StarBurst TALON, a radiofrequency ablation (RFA) device that offers clinicians the ability to perform fast 4 cm spherical ablations with a novel side-deploy design that assists precise device positioning in tumors that may be mobile in soft tissue or adjacent to critical structures. A copy of RITA’s press release announcing this introduction is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: April 4, 2005	By:	/s/ Donald Stewart
Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated April 5, 2005.